UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07
Submission of Matters to a Vote of Security Holders.

Versar, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on June 29, 2017 in Springfield, Virginia. At the Annual Meeting, 8,571,626 shares of the Company’s common stock, or 86.13 % of the Company’s outstanding shares of common stock, were represented in person or by proxy. The results of the matter voted on at the Annual Meeting were as follows:

(1) The Election of Directors
Eight nominees to serve as directors of the Company were elected as indicated below:

	For	Withheld	Broker Non-Vote
Robert L. Durfee	4,031,663	1,045,222	3,494,741
James L. Gallagher	4,833,142	243,743	3,494,741
Amoretta M. Hoeber	4,794,435	282,450	3,494,741
Paul J. Hoeper	4,796,277	280,608	3,494,741
Amir A. Metry	4,798,244	278,641	3,494,741
Anthony L. Otten	4,673,973	402,912	3,494,741
Frederick M. Strader	4,797,844	279,041	3,494,741
Jeffrey A. Wagonhurst	4,660,668	416,217	3,494,741

(2) The compensation of the named executive officers (the “executive compensation”) was approved on an advisory basis as indicated below:

For	Against	Abstain	Broker Non-Vote
3,913,638	324,767	838,480	3,494,741

(3) The appointment of Urish Popeck & Co, LLP as independent registered accountants for fiscal year 2017 and 2018 was ratified as indicated below:

For	Against	Abstain
7,764,804	320,497	486,325

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July , 2017	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President, General Counsel